UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2008

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place
Bowie, Maryland	20716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-430-2544

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Explanatory Note

Old Line Bancshares, Inc. (Bancshares) is filing this Amendment No. 1 to its Form 8K dated December 1, 2008 and filed with the Securities and Exchange Commission December 5, 2008 solely to file Bancshares’ Pro Forma Consolidated Balance Sheet, Pro Forma Income Statements, Pro Forma Average Number of Common Shares and Old Line Bank’s Pro Forma Capital Ratios that include the $7 million in proceeds that Bancshares received from the United States Department of the Treasury in consideration of the issuance of (i) 7,000 shares of Bancshares’ Fixed Rate Cumulative Preferred Stock, Series A, having a liquidation amount per share equal to $1,000 and (ii) a warrant to purchase 141,892 shares of Bancshares’ common stock, par value $0.01 per share, at an exercise price of $7.40 per common share.

In order to compile these pro forma statements, we relied on certain assumptions regarding the use of the $7 million invested by the Treasury Department.  The injection of these proceeds increased our legal lending limit by approximately $1 million.  We reviewed the number of loans that we participated out to other financial institutions during 2008, our 20% historical loan growth rate, our credit quality and the current economy.  We assumed at a minimum that we would continue to originate a similar number and dollar amount of loan transactions during the next 9-12 months as we had in the prior 12 months.  Considering these items, we expect to deploy the $7 million to increased loan growth.  Until such time that we can deploy these funds, we expect to invest them in mortgage backed or federal agency securities.  However, during the next twelve months, we plan to leverage this additional capital by originating an increased number of higher dollar loans that will most likely earn a higher rate of return.

In our analysis, we also included the impact of the accretion of the warrants and the dividend payments on the preferred stock.  We allocated the $7 million in proceeds based on the estimated fair value of the preferred stock and warrants.  We expect to repurchase the preferred stock by the end of the 5th year and assumed a 5 year term in our present value analysis.

As outlined in the pro forma statements, in the short term, we expect the preferred stock transaction to increase net income approximately $44,000 and reduce earnings per common share approximately $0.03-$0.05 annually.  We anticipate that it will have an immaterial impact on our net interest margin.  As we accomplish the objective of leveraging the proceeds into loan growth, we anticipate that the preferred stock transaction will be immaterial to our long term financial performance.  In light of the current uncertainties in the economy, and the turmoil in the financial markets, it is difficult, if not impossible to predict our actual performance and actual results may differ materially.

While this Form 8K/A amends the original Form 8K, this Form 8K/A amends no information other than with respect to the Old Line Bancshares, Inc. & Subsidiary Pro Forma Consolidated Balance Sheet (Exhibit 99.2), Old Line Bancshares, Inc. & Subsidiary Pro Forma Consolidated Three Months Statement of Income (Exhibit 99.3), Old Line Bancshares, Inc. & Subsidiary Pro Forma Consolidated Nine Months Statement of Income (Exhibit 99.4), Old Line Bancshares, Inc. & Subsidiary Pro Forma Average Number of Common Shares (Exhibit 99.5) and Old Line Bank Pro Forma Capital Ratios (Exhibit 99.6).  The endnotes that immediately follow the pro forma statements explain the assumptions we used in preparation of the pro forma statements.

Information Regarding Forward-Looking Statements

This Amendment No. 1 to Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  We may also include forward-looking statements in other statements that we make.  All statements that are not descriptions of historical facts are forward-looking statements.  Forward-looking statements in this report are generally preceded by use of the words “expect,” “plan,” “assume” and “anticipate.”  You can also identify them by the fact that they do not relate strictly to historical or current facts.

The statements presented herein with respect to, among other things, Bancshares’ use of the funds received from our sale of preferred stock and warrants to the Treasury Department, the type of loans we intend to originate using the funds received, our assumptions regarding continued loan growth over the next 9-12 months, and the impact of the $7 million investment on our financial statements and financial performance are forward looking.  Bancshares based these statements on our beliefs and assumptions and on information available to us as of the date of this filing, which involves risks and uncertainties.  These risks and uncertainties include, among others, economic conditions both in the U.S. generally and in our markets in particular, including the potential that further deterioration in economic conditions may decrease the demand for loans and the number of persons who would qualify for loans under our underwriting standards, as well as the ability of borrowers to repay outstanding loans; the ability of Bancshares to retain key personnel; the risk of loan losses and that the allowance for loan losses may not be sufficient; that changes in interest rates and monetary policy could adversely affect Bancshares; that changes in regulatory requirements and/or restrictive banking legislation, including in connection with the Troubled Asset Relief Program Capital Purchase Program under which the investment was made, may limit our use of the investment proceeds or otherwise adversely affect Bancshares; that the market value of investments could negatively impact stockholders’ equity; risks associated with our lending limit; and changes in competitive, governmental, regulatory, technological and other factors which may affect Bancshares specifically or the banking industry generally.  For a more complete discussion of some of these risks and uncertainties see “Factors Affecting Future Results” in Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2007.

Our actual results and the actual outcome of our expectations and strategies could differ materially from those anticipated or estimated because of these risks and uncertainties and you should not put undue reliance on any forward-looking statements.  All forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update the forward-looking statements to reflect factual assumptions, circumstances or events that have changed after we have made the forward-looking statements.

Item 9.01.	Financial Statements and Exhibits

(d) The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

3.1.3*	Old Line Bancshares, Inc. Articles Supplementary Fixed Rate Cumulative Preferred Stock, Series A.
4.2*	Form of Certificate for the Series A Preferred Stock
4.3*	Warrant To Purchase 141,892 Shares of Common Stock Of Old Line Bancshares, Inc.
10.45*
Letter Agreement, dated December 5, 2008, between Old Line Bancshares, Inc. and United States Department of the Treasury, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant.

10.46*	Form of Waiver, executed by each of Messrs. James W. Cornelsen and Joseph E. Burnett and Ms. Christine M. Rush.
99.1*	December 5, 2008 Press Release
99.2	Old Line Bancshares, Inc. & Subsidiary Pro Forma Consolidated Balance Sheet for the period ended September 30, 2008.
99.3	Old Line Bancshares, Inc. & Subsidiary Pro Forma Consolidated Statement of Income for the three months ended September 30, 2008.
99.4	Old Line Bancshares, Inc. & Subsidiary Pro Forma Consolidated Statement of Income for the nine months ended September 30, 2008.
99.5	Old Line Bancshares, Inc. & Subsidiary Pro Forma Average Number of Common Shares for the three and nine month periods ended September 30, 2008.
99.6	Old Line Bank Pro-Forma Capital Ratios for the period ended September 30, 2008

*Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: February 4, 2009	By:	/s/Christine M. Rush
Christine M. Rush, Chief Financial Officer